EX-99.B(h)wrssacomp
                                   EXHIBIT B
                                 COMPENSATION
 Class A Shares (Non-Money Market)
 An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.
 Class A Shares (Money Market Fund)
 An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.
 Class B Shares (Non-Money Market)
 An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.
 Class B Shares (Money Market Fund)
 An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.
 Class C (Non-Money Market)
An amount payable on the first day of each month of $1.3125 for each account of the Company which was in existence during any portion of the immediately preceding month and, in addition, to pay to the Agent the sum of $0.30 for each account for which, during such month, a record date was established for payment of a dividend, in cash or otherwise (which term includes a distribution), irrespective of whether such dividend was payable in that month or later or was payable directly or was to be reinvested.
 Class C Shares (Money Market Fund)
 An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.
  Class Y Shares
 An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.
  Effective June 30, 2000